UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

ATI Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (630) 296-2223

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ATIP	NYSE
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2023, ATI Physical Therapy, Inc. (the “Company”) entered into (i) an Amended and Restated Transaction Support Agreement (the “A&R TSA”) to that certain Transaction Support Agreement, dated as of March 15, 2023, by and among the Company and certain of the Company’s affiliates, certain of its first lien lenders under the 2022 Credit Agreement (the “First Lien Lenders”), the administrative agent under the 2022 Credit Agreement, holders of its Series A Senior Preferred Stock (the “Preferred Equityholders”) and holders of the majority of its common stock (collectively, the “Parties”), (ii) Amendment No. 2 (the “Credit Agreement Amendment”) to the Company’s Credit Agreement, dated as of February 24, 2022, by and among ATI Holdings Acquisition, Inc. as borrower (“Opco”), Wilco Intermediate Holdings, Inc. (“Holdings”), Barclays Bank PLC, as administrative agent and issuing bank, and the lenders party thereto (the “2022 Credit Agreement” and together with the Credit Agreement Amendment, the “Credit Agreement”), (iii) a Second Lien Note Purchase Agreement (the “Note Purchase Agreement”), by and among the Company, Wilco Holdco, Inc. (“Wilco”), Holdings, Opco, the purchasers from time to time party thereto (the “Purchasers”) and Wilmington Savings Fund Society, FSB, as purchaser representative and (iv) certain other definitive agreements relating to the Transaction (as defined below) (such documents referred to collectively as the “Signing Date Definitive Documents”).

Transaction Support Agreement

The A&R TSA sets forth the principal terms of a comprehensive transaction to enhance the Company’s liquidity (the “Transaction”). Pursuant to the A&R TSA, the Company and the Parties agreed to and appended thereto substantially final forms of the remaining definitive documents (together with the Signing Date Definitive Documents, the “Definitive Documents”) and subject to the terms and conditions thereof, the Parties have agreed to support, act in good faith and take all steps reasonably necessary and desirable to consummate the transactions referenced therein by June 15, 2023 (the “Outside Closing Date”). Specifically, the Company has agreed, subject to stockholder approval of the Transaction, to a delayed draw new money financing in which the Company (i) may cause to be issued to the Purchasers an aggregate principal amount of $25.0 million (the “Delayed Draw Amounts”) in the form of a new stapled security, comprised of (A) second lien PIK convertible notes (the “Notes”) and (B) shares of Series B Preferred Stock (as defined below), which will provide the holder thereof with voting rights such that the holders thereof will have the right to vote on an as-converted basis as if the conversion occurred at an initial price per share equal to the average closing price for the five trading days immediately preceding the date on which the Note Purchase Agreement was signed (the “NYSE Minimum Price”), (ii) will facilitate the exchange of $100.0 million of the aggregate principal amount of the term loans under the 2022 Credit Agreement held by certain of the Preferred Equityholders for Notes and Series B Preferred Stock and (iii) will agree to certain other changes to the terms of the 2022 Credit Agreement, including modifications of the financial covenants thereunder. Holders of the Notes will also receive additional Notes upon the in-kind payment of interest on any outstanding Notes. The Notes will be convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) at a fixed conversion price of $0.25 (subject to adjustment as provided in the Note Purchase Agreement, the “Conversion Price”).

In addition, as part of the Transaction, (1) the Preferred Equityholders’ preexisting rights as holders of the Company’s Series A Senior Preferred Stock to designate and elect one director to the Company’s board of directors (the “Board”) will be revised to provide that (aa) the Preferred Equityholders have the right to appoint three additional directors to the Board (resulting in the right of the Preferred Equityholders to appoint a total of four directors to the Board) until such time after the Closing Date that the Lead Purchaser (in each case, as defined in certain of the transaction agreements entered into in connection with the original issuance of the Series A Preferred Stock) ceases to hold at least 50.1% of the Series A Preferred Stock held by it as of the Closing Date, one of whom must be unaffiliated with (and independent of) the Preferred Equityholders and who must meet the definition of “independent” under the listing standards of the New York Stock Exchange, and by the Securities and Exchange Commission (the “SEC”); and (bb) all such designee directors of the Preferred Equityholders will be subject to consideration by the Board (acting in good faith and consistent with their review of other Board candidates) and (2) the provision in the certificate of designation of the Company’s Series A Senior Preferred Stock that eliminated the Preferred Equityholders’ director designation rights upon the Company’s achievement of certain amounts of EBITDA will be deleted (and the equivalent provision in that certain Investors’ Rights Agreement, dated as of February 24, 2022, by and among the Company and the Preferred Equityholders listed therein, will also be deleted).

In addition, the A&R TSA contains certain representations, warranties and other agreements by the Company and the Parties. The Company’s and the Parties’ obligations under the A&R TSA are, and the closing of the Transaction is, subject to various customary terms and conditions set forth therein, including the execution and delivery of definitive documentation and approval by the Company’s stockholders.

There is no assurance that the Transaction contemplated by the A&R TSA will be consummated on the terms as described above, on a timely basis or at all.

Credit Agreement Amendment

The Credit Agreement Amendment provides, among other things, (i) a reduction of the thresholds applicable to the minimum liquidity financial covenant under the 2022 Credit Agreement for certain periods, (ii) a waiver of the requirement to comply with the Secured Net Leverage Ratio financial covenant under the 2022 Credit Agreement for the fiscal quarters ending June 30, 2024, September 30, 2024 and December 31, 2024 and a modification of the levels and certain component definitions applicable thereto in the fiscal quarters ending after December 31, 2024, (iii) a waiver of the requirement for the Company to deliver audited financial statements without certain going concern qualifications for the years ended December 31, 2022, December 31, 2023, and December 31, 2024, (iv) an increase in the interest rate payable on the existing term loans and revolving loans until the achievement of a specified financial metric and (vi) board representation and observer rights and other changes to the governance of the Company.

Note Purchase Agreement and Series B Preferred Stock

The Note Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party thereto. The representation, warranties and covenants contained therein were made only for the purposes of the Note Purchase Agreement, and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain limitations set forth therein.

Draws. Draws on the Delayed Draw Amounts will be available beginning immediately upon the closing of the Transaction (the “Closing Date”) and ending on the date that is 18 months after the Closing Date, the Company may request either (i) two draws in an amount of $12.5 million each, or (ii) one draw in an amount of $25.0 million, subject in each case to, (a) projected liquidity at any time during the 6-month period following the date of the relevant draw being below either (i) $20 million or (ii) the prevailing minimum liquidity covenant threshold, as determined by reference to the Credit Agreement and (b) the consent of at least a majority of the disinterested directors on our Board. The Note Purchase Agreement also provides, subject to certain conditions (including the receipt of commitments therefor) and consent rights outlined in the Note Purchase Agreement for the ability of the Company to issue up to an additional $150.0 million in Notes. Proceeds of the Notes will be used for general corporate purposes, subject to certain exceptions.

Interest. The Notes will bear interest at a rate of 8.00% per annum, payable quarterly in-kind in the form of additional Notes by capitalizing the amount of such interest on the outstanding principal balance of the Notes in arrears on each interest payment date.

Maturity. The Notes will mature on August 24, 2028, unless earlier repurchased or converted.

Conversion. The Notes may be converted, in whole or in part (if the portion to be converted is $1,000 principal amount or an integral multiple thereof), at the option of the holder, into shares of Common Stock based on the Conversion Price. The initial Conversion Price represents a discount of approximately 3% based on the NYSE Minimum Price.

Forced Conversion. On or after the second anniversary of the Closing Date, the Company may, at its option, from time to time, elect to convert a portion of the outstanding Notes into the number of shares of Common Stock issuable upon conversion based on the Conversion Price then in effect, subject in each case to the satisfaction of the conditions contained in the Note Purchase Agreement.

Adjustments to Conversion Price. The Conversion Price is subject to adjustment as a result of the following events:

•	the issuance of shares of Common Stock as a dividend or distribution;

•	effecting a share split or combination of the shares of Common Stock;

•
the issuance of any rights, options or warrants entitling holders of Common Stock, for a period of not more than 45 calendar days, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the last reported sale price per share of Common Stock for the 10 trading days ending on, and including, the trading day immediately preceding the date of announcement of such issuance;

•
the distribution of distribution of capital stock, evidences of indebtedness or other assets or property of the Company or rights, options or warrants to acquire capital stock or other securities of the Company (subject to certain exceptions);

•	the issuance of a cash dividend or distribution;

•
a payment in respect of a tender or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the last reported sale price per share of Common Stock for the 10 trading days commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

•
in the event of any issuance of Common Stock (or securities convertible into Common Stock) without consideration or for a consideration per share less than the Conversion Price in in effect immediately prior to such issuance or deemed issuance.

Guarantees; Collateral; Ranking.  The Notes will be guaranteed by Wilco, Holdings, Opco, and the subsidiaries of ATI Holdings Acquisition, Inc. that guaranty the obligations under the Credit Agreement. The Notes will be secured by the same collateral that secures the obligations under the Credit Agreement.

Pursuant to the terms of an intercreditor and subordination agreement, the Notes (and the guarantees thereof) will rank junior in right of payment to the obligations under the Credit Agreement, and the liens on the collateral securing the Notes will rank junior to the liens on such collateral securing the obligations under the Credit Agreement.

Other Covenants. The Note Purchase Agreement includes affirmative and negative covenants (other than financial covenants) that are substantially consistent with the Credit Agreement, as well as customary events of default.

Voting. The Company will issue to each holder of Notes shares of Series B Preferred Stock (the “Series B Preferred Stock”) in an amount equal to the quotient (rounded down to the nearest whole number) obtained by dividing (A) the amount paid by such holder to the Company for the Notes by (B) $1,000. The holders of shares of Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted, and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole share of Series B Preferred Stock.

The Series B Preferred Stock shall not have any dividend or redemption rights and, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after satisfying any senior payment obligations and before any payment in respect of any Common Stock, an amount per share of Series B Preferred Stock equal to $0.0001.

The Series B Preferred Stock shall be governed in all respects by Delaware law.

The Transaction is subject to the execution of the Definitive Documents, as well as customary closing conditions. In addition, the closing of the Transaction and the matters contemplated by each of the A&R TSA, Credit Agreement Amendment and Note Purchase Agreement, are subject in each case to approval by the Company’s stockholders.

The foregoing descriptions of the A&R TSA, Credit Agreement Amendment and Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the actual agreements as filed with this Current Report on Form 8-K, which agreements are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such statements include, but are not limited to, statements regarding the Transaction as discussed herein, and related matters. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. Important factors that may cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the Company’s ability to consummate the Transaction, on the terms proposed or at all, including the Company’s ability to obtain requisite support of the Transaction from various stockholders and to finalize the terms and documentation relating to the Transaction.

Additional risks and uncertainties that could affect the Company and its financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2023, which is available on the Company’s website at investors.atipt.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this Current Report are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1     Amended and Restated Transaction Support Agreement, dated April 17, 2023, by and among ATI Physical Therapy, Inc., ATI Holdings Acquisition, Inc., Wilco Intermediate Holdings, and other parties thereto.

10.2      Amendment No. 2 to Credit Agreement, dated April 17, 2023, by and among ATI Holdings Acquisition, Inc., Wilco Intermediate Holdings, Inc., HPS Investment Partners, LLC, as Lender Representative and Barclays Bank PLC, as Administrative Agent.

10.3      Second Lien Note Purchase Agreement, dated April 17, 2023, by and among ATI Physical Therapy, Inc., Wilco Holdco, Inc., Wilco Intermediate Holdings, Inc., ATI Holdings Acquisition, Inc., the Purchasers party thereto and Wilmington Savings Fund Society, FSB.

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2023	ATI PHYSICAL THERAPY, INC.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer